EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
                   HEIN & ASSOCIATES LLP DATED MARCH 14, 2007




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statements No. 333-120275, 333-126310, and 333-130391 on Form S-3 of Galaxy Energy Corporation ("Galaxy") of our report dated March 14, 2007 relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Galaxy for the year ended November 30, 2006.




/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
March 14, 2007